UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2013

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 1, 2013, the Board of Directors of Leucadia National Corporation (the “Company”) declared a pro rata dividend of all of the shares of common stock of the Company’s wholly-owned subsidiary, Crimson Wine Group, Ltd. (“Crimson”), payable on February 25, 2013 to shareholders of record on February 11, 2013. The dividend, which will be at the rate of one share of Crimson common stock for every 10 common shares of the Company held on the record date, with cash in lieu of fractional shares, will result in the separation of the two companies, as required by the merger agreement between the Company and Jefferies Group, Inc.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

99.1   Press Release issued by Leucadia National Corporation on February 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013

LEUCADIA NATIONAL CORPORATION

By: /s/ Joseph A. Orlando

Name: Joseph A. Orlando

Title: Vice President and Chief Financial Officer

Exhibit Index

99.1      Press Release issued by Leucadia National Corporation on February 1, 2013